CarParts.com Reports Second Quarter 2026 Results

LONG BEACH, Calif. – August 6th, 2026 – CarParts.com, Inc. (NASDAQ: PRTS), a leading eCommerce provider of automotive parts and accessories, and a premier destination for vehicle repair and maintenance needs, is reporting results for the second quarter ended July 4, 2026.

Second Quarter 2026 Summary vs. Year-Ago Quarter

●	Net sales decreased 10.7% to $135.6 million.
●	Gross profit of $45.1 million vs. $49.8 million, with gross margin of 33.2%.
●	Net loss was ($3.2) million, or ($0.43) per share, compared to a net loss of ($12.7) million, or ($2.27) per share.
●	Adjusted EBITDA of $1.8 million vs. $(3.1) million. Highest since Q3 2023.
●	Cash of $38.2 million and inventory of $83.9 million as of July 4, 2026.
●	Entered into a new $25 million revolving credit facility with First Business Bank maturing in March 2028, undrawn as of quarter end.
●	Our mobile app has cumulative net downloads of 1.6 million.
●	A-Premium partnership annualized revenue run rate approaching $50 million.
●	10-to-1 reverse stock split and regained Nasdaq compliance.
●	Last mile network delivered over 3,000 packages in the quarter, more than double the first quarter, with next day delivery running out of two of our four distribution centers.

Management Commentary

David Meniane, Chief Executive Officer, commented: "In the second quarter of 2026, we delivered our highest adjusted EBITDA since the third quarter of 2023. Adjusted EBITDA was positive $1.8 million, an improvement of $4.9 million from the same quarter last year, and our sixth consecutive quarter of improvement in the metrics that matter most: efficiently acquiring customers, improving operational execution, and maintaining disciplined cost control. These gains are not the result of simply spending less. They reflect a structurally stronger business, and they came in a quarter that experienced meaningful headwinds in the overall health of our customers as well as the business environment. We are far from declaring victory. Six quarters of improvement is evidence the plan works, not proof the job is done.

What gives us confidence is the underlying execution. A-Premium is approaching $50 million in annualized run rate revenue, with a longer-term path that we believe will eventually exceed $100 million. Fee income from the CarParts.com Mastercard, CarParts+ membership, and our warranty products is now running closer to $5 million annualized run rate. Our last mile network delivered over 3,000 packages in the quarter, more than double the first quarter, running next day delivery out of two of our four distribution centers, as we build toward 300,000 packages annually, which we believe would represent approximately 5% of our outbound volume. Alongside that progress, gross margin expanded to 33.2%, up 40 basis points year over year and 70 basis points sequentially.

We have been thoughtfully building two sides of one business: a digital layer and a physical layer of global supply chain, distribution network, fulfillment infrastructure, inventory, and last mile capability. In a world where AI is commoditizing digital execution, the advantage is not simply having both layers, it is how effectively we connect them through data, AI, and customer ownership. A new entrant can rent a frontier model tomorrow. It cannot rent three decades of fitment data, purchase and return history, and catalog depth built on hundreds of supplier relationships. Digital tools are becoming replicable. The system we have built around them is not. That is where we are investing.”

Second Quarter 2026 Financial Results

Net sales in the second quarter of 2026 were $135.6 million, down 10.7% from $151.9 million in the year-ago quarter. The decrease was primarily attributable to our initiatives to improve profitability, including the rationalization of marketing spend through reduced investment in lower-margin customers and customers with lower lifetime values

Gross profit was $45.1 million in the second quarter compared to $49.8 million in the year-ago quarter, with gross margin increasing 40 basis points to 33.2%. The increase was primarily driven by product mix and favorable freight costs.

Total operating expenses in the second quarter were $48.3 million compared to $62.2 million in the year-ago quarter. The decrease was primarily driven by favorable marketing spend, favorable payroll costs due to headcount reductions, and warehouse productivity.

Net loss in the second quarter was ($3.2) million compared to a net loss of ($12.7) million in the year-ago quarter, primarily driven by lower operating expenses and the increase in gross margin.

Adjusted EBITDA in the second quarter was $1.8 million compared to ($3.1) million in the year-ago quarter.

On July 4, 2026, the Company had a cash balance of $38.2 million, $25.4 million of convertible notes payable balance and no revolver loan balance, compared to a $25.8 million cash balance, $25.2 million of convertible notes payable balance and no revolver loan balance at prior fiscal year-end January 3, 2026.

Conference Call

CarParts.com CEO David Meniane and Interim CFO Mark DiSiena will host a conference call today to discuss the results.

Date: Thursday, August 6, 2026

Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)

Webcast: www.carparts.com/investor/news-events

To listen to the live call, please click the link above to access the webcast. A replay of the audio webcast will be archived on the Company’s website at www.carparts.com/investor.

About CarParts.com, Inc.

CarParts.com, Inc. is a technology-led ecommerce company offering over 1.5 million quality automotive parts and accessories. Operating for over 30 years, CarParts.com has established itself as a premier destination for drivers seeking repair, maintenance, and upgrade solutions. Taking a customer-first approach, we deliver a seamless, mobile-friendly shopping experience across our website and app. With a commitment to delivering exceptional value backed by our nationwide, company-operated distribution network, fast shipping and experienced customer service team, CarParts.com aims to eliminate the uncertainty and stress often associated with vehicle maintenance and repair. The company operates CarParts.com and a portfolio of private-label and marketplace brands, including CarParts Wholesale, JC Whitney, Garage-Pro, Evan Fischer, and more. For more information, visit CarParts.com.

CarParts.com is headquartered in Long Beach, California.

Non-GAAP Financial Measures

Regulation G, and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We provide “Adjusted EBITDA” in this earnings release and on today’s scheduled conference call, which are non-GAAP financial measures. Adjusted EBITDA consist of net loss before (a) interest expense, net; (b) income tax provision; (c) depreciation and amortization expense; (d) amortization of intangible assets; (e) share-based compensation expense; (f) workforce transition costs; (g) gain on sale of subsidiary; and (h) strategic alternatives exploration costs. A reconciliation of Adjusted EBITDA to net loss is provided below.

The Company believes that these non-GAAP financial measures provide important supplemental information to management and investors. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting the Company’s business and results of operations.

Management uses Adjusted EBITDA as measures of the Company’s operating performance because it assists in comparing the Company’s operating performance on a consistent basis by removing the impact of stock compensation expense as well as other items that we do not believe are representative of our ongoing operating performance. Internally, these non-GAAP measures are also used by management for planning purposes, including the preparation of internal budgets; for allocating resources to enhance financial performance; and for evaluating the effectiveness of operational strategies. The Company also believes that analysts and investors use these non-GAAP measures as supplemental measures to evaluate the ongoing operations of companies in our industry.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measures should not be construed as an inference that these costs are all unusual, infrequent or non-recurring.

Safe Harbor Statement

This press release contains statements which are based on management’s current expectations, estimates and projections about the Company’s business and its industry, as well as certain assumptions made by the Company. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as “anticipates,” “could,” “expects,” “intends,” “plans,” “potential,” “believes,” “predicts,” “projects,” “seeks,” “estimates,” “may,” “will,” “would,” “will likely continue” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding our future operating results and financial condition, our potential growth, our ability to innovate, our ability to gain market share, and our ability to expand and improve our product offerings. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, competitive pressures, our dependence on search engines to attract customers, demand for the Company’s products, the online market and channel mix for aftermarket auto parts, the economy in general, increases in commodity and component pricing that would increase the Company’s product costs, the operating restrictions in its credit agreement, the weather and any other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Risk Factors contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.carparts.com/investor and the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

Investor Relations:

IR@carparts.com

Summarized information for the periods presented is as follows (in millions):

	Thirteen Weeks Ended	Thirteen Weeks Ended	Twenty-Six Weeks Ended	Twenty-Six Weeks Ended
	July 4, 2026	June 28, 2025	July 4, 2026	June 28, 2025
Net sales	$135.64	$151.95	$267.60	$299.33
Gross profit	$45.06	$49.78	$88.00	$97.13
	33.2%	32.8%	32.9%	32.4%
Operating expense	$48.28	$62.20	$94.27	$124.69
	35.6%	40.9%	35.2%	41.7%
Net loss	$(3.22)	$(12.71)	$(5.16)	$(27.99)
	(2.4)%	(8.4)%	(1.9)%	(9.4)%
Adjusted EBITDA	$1.76	$(3.12)	$2.35	$(9.34)
	1.3%	(2.1)%	0.9%	(3.1)%

The table below reconciles net loss to Adjusted EBITDA for the periods presented (in thousands):

	Thirteen Weeks Ended	Thirteen Weeks Ended	Twenty-Six Weeks Ended	Twenty-Six Weeks Ended
	July 4, 2026	June 28, 2025	July 4, 2026	June 28, 2025
Net loss	$(3,222)	$(12,711)	$(5,162)	$(27,994)
Depreciation and amortization	4,267	4,978	8,532	10,460
Amortization of intangible assets	8	14	16	27
Interest expense, net	116	204	395	201
Income tax (benefit) provision	7	90	(1,384)	230
EBITDA	$1,176	$(7,425)	$2,397	$(17,076)
Stock compensation expense	$587	$2,273	$2,243	$5,145
Workforce transition costs(1)	—	1,657	—	1,657
Gain on sale of subsidiary(2)	—	—	(2,292)	—
Strategic alternatives exploration costs(3)	—	379	—	929
Adjusted EBITDA	$1,763	$(3,116)	$2,348	$(9,345)

(1)	We incurred transition costs, primarily related to severance, mainly as part of our workforce reductions during 2025.
(2)	On January 27, 2026, the Philippines subsidiary was deconsolidated from our consolidated financial statements and a gain on sale of subsidiary was recorded in operating expense in the consolidated statements of operations.
(3)	We incurred certain costs, primarily legal and advisor costs, attributable to our exploration of strategic alternatives in 2025.

CARPARTS.COM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE OPERATIONS

(Unaudited, In Thousands, Except Per Share Data)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	July 4,	June 28,	July 4,	June 28,
	2026	2025	2026	2025
Net sales	$135,640	$151,949	$267,601	$299,327
Cost of sales (1)	90,584	102,170	179,603	202,201
Gross profit	45,056	49,779	87,998	97,126
Operating expense	48,278	62,196	94,273	124,689
Loss from operations	(3,222)	(12,417)	(6,275)	(27,563)
Other income (expense):
Other income, net	393	181	550	441
Interest expense	(386)	(385)	(821)	(642)
Total other income (expense), net	7	(204)	(271)	(201)
Loss before income taxes	(3,215)	(12,621)	(6,546)	(27,764)
Income tax provision (benefit)	7	90	(1,384)	230
Net loss	(3,222)	(12,711)	$(5,162)	$(27,994)
Net loss per share:
Basic and diluted net loss per share	$(0.43)	$(2.27)	$(0.70)	$(4.65)
Weighted-average common shares outstanding:
Shares used in computation of basic and diluted net loss per share	7,579	5,589	7,322	6,017

(1)	Excludes depreciation and amortization expense which is included in operating expense.
(2)	Per share and share amounts reported above were retroactively updated for the effect of the 10-to-1 reverse stock split that occurred in May 2026. For further information, refer to “Note 3 - Stockholders’ Equity and Share-Based Compensation” in the Notes to the Consolidated Financial Statements included in Part I, Item 1, of the Form 10-Q.

CARPARTS.COM, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, In Thousands, Except Par Value Data)

	July 4,	January 3,
	2026	2026
ASSETS
Current assets:
Cash and cash equivalents	$38,171	$25,821
Accounts receivable, net	10,142	7,061
Inventory, net	83,918	95,180
Other current assets	6,749	6,996
Total current assets	138,980	135,058
Property and equipment, net	17,289	20,191
Right-of-use - assets - operating leases, net	16,595	18,586
Right-of-use - assets - finance leases, net	5,875	7,233
Other non-current assets	5,233	3,788
Total assets	$183,972	$184,856
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$48,092	$44,884
Accrued expenses	23,826	24,642
Right-of-use - obligation - operating, current	4,836	4,858
Right-of-use - obligation - finance, current	2,293	2,767
Other current liabilities	4,117	4,090
Total current liabilities	83,164	81,241
Convertible notes payable	25,416	25,161
Right-of-use - obligation - operating, non-current	13,454	15,771
Right-of-use - obligation - finance, non-current	5,141	6,082
Other non-current liabilities	4	3,125
Total liabilities	127,179	131,380
Commitments and contingencies (Note 6)
Stockholders’ equity:
Common stock, $0.001 par value; 100,000 shares authorized; 8,058 and 7,005 shares issued and outstanding as of July 4, 2026 and January 3, 2026 (of which 378 are treasury stock)	8	7
Treasury stock	(11,912)	(11,912)
Additional paid-in capital	353,877	344,176
Accumulated other comprehensive income	—	1,223
Accumulated deficit	(285,180)	(280,018)
Total stockholders’ equity	56,793	53,476
Total liabilities and stockholders' equity	$183,972	$184,856

(1)	Common stock, shares issued and outstanding, and treasury stock reported above were retroactively updated for the effect of the 10-to-1 reverse stock split that occurred in May 2026. For further information, refer to “Note 3 - Stockholders’ Equity and Share-Based Compensation” in the Notes to the Consolidated Financial Statements included in Part I, Item 1, of the Form 10-Q.

CARPARTS.COM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, In Thousands)

	Twenty-Six Weeks Ended
	July 4,	June 28,
	2026	2025
Operating activities
Net loss	$(5,162)	$(27,994)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expense	8,532	10,460
Amortization of intangible assets	16	27
Noncash interest expense	255	—
Share-based compensation expense	2,243	5,145
Stock awards issued for non-employee director service	24	25
Gain on sale of subsidiary	(2,292)	—
Amortization of deferred financing costs	256	32
Changes in operating assets and liabilities:
Accounts receivable	(3,081)	(1,437)
Inventory	11,262	(3,656)
Other current assets	(89)	921
Other non-current assets	(1,921)	102
Accounts payable and accrued expenses	2,228	(4,701)
Other current liabilities	27	789
Right-of-use obligation - operating leases - current	485	(25)
Right-of-use obligation - operating leases - long-term	(709)	22
Other non-current liabilities	(1,431)	230
Net cash provided by (used in) operating activities	10,643	(20,060)
Investing activities
Additions to property and equipment	(4,405)	(4,408)
Proceeds from sale of subsidiary	300	—
Net cash used in investing activities	(4,105)	(4,408)
Financing activities
Borrowings from revolving loan payable	97	10,213
Payments made on revolving loan payable	(97)	(213)
Payments made on finance leases	(1,411)	(1,786)
Net proceeds from issuance of common stock for ESPP	—	96
Proceeds from issuance of common stock	8,000	—
Payment of issuance costs - common stock	(55)	—
Statutory tax withholding payment for share-based compensation	(128)	(465)
Net cash provided by financing activities	6,406	7,845
Effect of exchange rate changes on cash	(594)	—
Net change in cash and cash equivalents	12,350	(16,623)
Cash and cash equivalents, beginning of period	25,821	36,397
Cash and cash equivalents, end of period	$38,171	$19,774
Supplemental disclosure of non-cash investing and financing activities:
Right-of-use operating asset acquired	$2,407	$—
Accruals for property and equipment	$399	$469
Share-based compensation expense capitalized in property and equipment	$196	$502
Supplemental disclosure of cash flow information:
Cash received during the period for income taxes	$8	$129
Cash paid during the period for interest	$531	$642
Cash received during the period for interest	$426	$441